Filed Pursuant to Rule 424(b)(5)

Registration No. 333-258326

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 16, 2021)

LM Funding America, Inc.

278,000 Shares of Common Stock

590,185 Prefunded Warrants to Purchase 590,185 Shares of Common Stock

590,185 Shares of Common Stock Underlying the Prefunded Warrants

We are offering 278,000 shares (“Shares”) of our common stock, par value $0.001 per share (“common stock”), and prefunded warrants (the “Prefunded Warrants”) to purchase up to 590,185 shares of common stock in this offering directly to a single institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The Shares are being sold at an offering price of $2.98 per share. The Prefunded Warrants are being sold at a price of $2.9799 per Prefunded Warrant, which is equal to the offering price per Share less $0.0001. Subject to limited exceptions, a holder of a Prefunded Warrant will not have the right to exercise any portion of its Prefunded Warrant if the holder, together with its affiliates, would beneficially own in excess of either 4.99% or 9.99%, as determined by the investor, of the number of shares of common stock outstanding immediately after giving effect to such exercise.

In a concurrent private placement, we are also offering to the institutional investor Series A common warrants (the “Series A Common Warrants”) to purchase an aggregate of up to 868,185 shares of our common stock and Series B common warrants (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”) to purchase an aggregate of up to 868,185 shares of our common stock, each at an exercise price of $2.98 per share (the “Private Placement”). The Common Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the shares of common stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”). Series A Common Warrants will expire on the date that is the fifth anniversary of the Stockholder Approval Date, and Series B Common Warrants will expire on the date that is the second anniversary of the Stockholder Approval Date. The Common Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. Please see the section of this prospectus supplement titled “Private Placement Transaction” for a description of the Private Placement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “LMFA.” On August 15, 2024, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $2.98 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $12,753,332, which was calculated based on 2,261,229 shares of common stock outstanding as of August 16, 2024 held by non-affiliates and a price of $5.64 per share, which was the closing price of our common stock on The Nasdaq Capital Market on June 17, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

This investment involves a high degree of risk. See “Risk Factors” on page S-9 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

We have engaged Maxim Group LLC (“Maxim” or “the placement agent”) to act as our exclusive placement agent in connection with this offering to use their reasonable best efforts to place the Shares and Prefunded Warrants offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Prefunded Warrant	Total
Offering price (1)	$2.98	$2.9799	$2,587,132
Placement agent’s fees (2)	$0.22	$0.2235	$194,035
Proceeds, before expenses, to us (3)	$2.76	$2.7564	$2,393,097

(1)	The purchase price of the Prefunded Warrants is $2.9799 per warrant, which is $0.0001 less than the per share purchase price of $2.98.
(2)

Includes a cash fee of up to 7.5% of the aggregate gross proceeds in this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information on placement agent compensation.

(3)	The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the issuance or the exercise of any of the Common Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Shares and Prefunded Warrants is expected to be made on or about August 19, 2024, subject to the satisfaction of certain closing conditions.

MAXIM GROUP LLC

The date of this prospectus supplement is August 16, 2024.

Prospectus Supplement

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

About This Prospectus Supplement and Prospectus

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333-258326) filed with the Securities and Exchange Commission (“SEC”) on July 30, 2021 and that was initially declared effective by the SEC on August 16, 2021.

This document is in two parts. The first part consists of this prospectus supplement, which describes the terms of this offering of common stock and Prefunded Warrants and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock and Prefunded Warrants. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the placement agent are making an offer to sell these shares of common stock or Prefunded Warrants in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock and Prefunded Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and Prefunded Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and Prefunded Warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to “LM Funding,” “we,” “us,” “our,” “our Company,” or “the Company” mean LM Funding America, Inc., a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectuses, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

the early stage of our cryptocurrency mining business and our lack of operating history in such business,

•	volatility surrounding the value of Bitcoin and other cryptocurrencies,

•	the uncertainty surrounding the cryptocurrency mining business in general,

•	bankruptcy or financial problems of our hosting vendors in our mining business,

•	reliance to date on a single model of Bitcoin miner,

•	our ability to obtain funds to purchase mining machines and to grow our cryptocurrency mining business,

•	the ability to scale our mining business,

•	our ability to retain the listing of our securities on the Nasdaq Capital Market,

•	our ability to obtain funds to purchase receivables,

•	our ability to purchase defaulted consumer receivables at appropriate prices,

•	competition to acquire such receivables,

•	our dependence upon third party law firms to service our accounts,

•	our ability to manage growth or declines in the business,

•	changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer Association receivables,

•	the impact of class action suits and other litigation on our business or operations,

•	our ability to keep our software systems updated to operate our business,

•	our ability to employ and retain qualified employees,

•	our ability to establish and maintain internal accounting controls,

•	changes in the credit or capital markets,

•	changes in interest rates,

•	deterioration in economic conditions,

•	negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and

•	other factors that may affect us, most of which are beyond our control.

Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

Prospectus Supplement Summary

The following summary highlights basic information about our Company and this offering. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our common stock and Prefunded Warrants. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC incorporated by reference herein and therein, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus and those risks identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Our Business

LM Funding America, Inc. (“we”, “our”, “LMFA”, or the “Company”) currently has two lines of business: our cryptocurrency mining business and our specialty finance business.

On September 15, 2021, we announced our plan to operate in the Bitcoin mining ecosystem, and we subsequently commenced Bitcoin mining operations in late September 2022. This business operation deploys our computing power to mine Bitcoin and validate transactions on the Bitcoin network. We conduct this business through a wholly owned subsidiary, US Digital Mining and Hosting Co, LLC, a Florida limited liability company (“US Digital”), which we formed in 2021 to develop and operate our cryptocurrency mining business.

With respect to our specialty finance business, the Company has historically engaged in the business of providing funding to nonprofit community associations primarily located in the state of Florida. We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments. Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts. In addition to our original product offering, we also purchase Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program.

Cryptocurrency Mining Business

Bitcoin was introduced in 2008 with the goal of serving as a digital means of exchanging and storing value. Bitcoin is a form of digital currency that depends upon a consensus-based network and a public ledger called a “blockchain”, which contains a record of every Bitcoin transaction ever processed. The Bitcoin network is the first decentralized peer-to-peer payment network, powered by users participating in the consensus protocol, with no central authority or middlemen, that has wide network participation. The authenticity of each Bitcoin transaction is protected through digital signatures that correspond with addresses of users that send and receive Bitcoin. Users have full control over remitting Bitcoin from their own sending addresses. All transactions on the Bitcoin blockchain are transparent, allowing those running the appropriate software to confirm the validity of each transaction. To be recorded on the blockchain, each Bitcoin transaction is validated through a proof-of-work consensus method, which entails solving complex mathematical problems to validate transactions and post them on the blockchain. This process is called mining. Miners are rewarded with Bitcoins, both in the form of newly-created Bitcoins and fees in Bitcoin, for successfully solving the mathematical problems and providing computing power to the network.

Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play important roles in mining. In Bitcoin mining, “hashrate” is a measure of the computing and processing power and speed by which a mining computer mines and processes transactions on the Bitcoin network. A company’s computing power measured in hashrate is generally considered to be one of the most important metrics for evaluating Bitcoin mining companies.

We obtain Bitcoin as a result of our mining operations, and we sell Bitcoin from time to time to support our operations and strategic growth. We plan to convert our Bitcoin to U.S. dollars. We do not currently plan to engage in regular trading of bitcoin (other than as necessary to convert our bitcoin into U.S. dollars) or to engage in hedging activities related to our holding of bitcoin; however, our decisions to hold or sell bitcoin at any given time may be impacted by the bitcoin market, which has been historically characterized by significant volatility. Currently, we do not use a formula or specific methodology to determine whether or when we will sell Bitcoin that we hold, or the number of Bitcoins we will sell. Rather, decisions to hold or sell Bitcoins are currently determined by management by monitoring the market in real time.

Specialty Finance Company

In our specialty finance business, we purchase an Association’s right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount”. Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under our New Neighbor Guaranty program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Corporate and other Information

LM Funding America, Inc. was organized as a Delaware corporation on April 20, 2015. LMFA was formed for the purpose of completing a public offering and related transactions in order to carry on the business of LM Funding, LLC and its subsidiaries. LMFA is the sole member of LM Funding, LLC and operates and controls all of its business and affairs. LM Funding, LLC a Florida limited liability company organized in January 2008 under the terms of an Operating Agreement dated effective January 8, 2008 as amended, had two members: BRR Holding, LLC and CGR 63, LLC. The members contributed their equity interest to LMFA prior to the closing of its initial public offering.

We organized two new subsidiaries in 2020: LMFA Financing LLC, a Florida limited liability company, on November 21, 2020, and LMFAO Sponsor LLC, a Florida limited liability company, on October 29, 2020. LMFAO Sponsor, LLC organized a subsidiary, LMF Acquisition Opportunities Inc., on October 29, 2020. We also organized a subsidiary, US Digital Mining and Hosting Co., LLC (“U.S. Digital”), on September 10, 2021. US Digital has created various 100% owned subsidiaries to engage in business in various states. The Company also from time to time organizes other subsidiaries to serve a specific purpose or hold a specific asset.

Our principal offices are located at 1200 Platt Street, Suite 1000, Tampa, Florida 33606, and our telephone number is (813) 222-8996. Our website address is https://www.lmfunding.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Offering

Securities offered by us	278,000 shares of common stock and Prefunded Warrants to purchase an aggregate of 590,185 shares of common stock.

Offering price per Share	$2.98.

Offering price per Prefunded Warrant	$2.9799, which is equal to the offering price per share of common stock less $0.0001.

Prefunded Warrants offered	We are also offering Prefunded Warrants to purchase up to 590,185 shares of common stock to the investor whose purchase of shares of our common stock in this offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the common stock that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%). Each Prefunded Warrant will be exercisable upon issuance and will expire when exercised in full. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Prefunded Warrants. See “Description of Securities We Are Offering” for additional information.

Common stock to be outstanding after this offering(1)	2,806,857 shares (excluding the Prefunded Warrants and the Common Warrants and assuming no exercise of the Prefunded Warrants and the Common Warrants).

Concurrent Private Placement of Common Warrants	In the Private Placement, we are also offering Series A Common Warrants to purchase an aggregate of up to 868,185 shares of common stock and Series B Common Warrants to purchase an aggregate of up to 868,185 shares of common stock. The Series A Common Warrants have a term of five years and an exercise price of $2.98 per share. The Series B Common Warrants have a term of two years and an exercise price of $2.98 per share.

Prohibition on subsequent equity sales

Pursuant to the securities purchase agreement with the purchaser, we are prohibited from entering into any agreement to issue or announcing the issuance of proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period of commencing on the date of the securities purchase agreement and expiring fifty (50) days from the closing date of the offering.

Furthermore, we are prohibited from entering into any agreement to issue common stock or common stock equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring six (6) months after the closing date of this offering; provided, however, that sixty (60) days following the closing date of the offering, we shall be permitted to enter into and effect sales under an “at-the-market” offering facility with the Placement Agent.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $2.2 million after deducting placement agent fees and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section titled “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports of Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Trading Symbol	“LMFA”

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of August 13, 2024, which was 2,528,857, and does not include, as of that date:

•	1,238,440 shares of common stock issuable upon the exercise of warrants outstanding as of August 13, 2024, with a weighted average exercise price of $30.04 per share;

•	593,376 shares of common stock issuable upon the exercise of options outstanding as of August 13, 2024 under our 2021 Omnibus Incentive Plan;

•	141,014 shares of common stock reserved for future grant or issuance as of August 13, 2024 under our 2021 Omnibus Incentive Plan; and

•	1,736,370 shares of common stock issuable upon exercise of the Common Warrants issued in the concurrent Private Placement.

Unless otherwise indicated all information in this prospectus supplement assumes the sale of all of the shares offered hereby.

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our common stock to decline.

There is no public market for the Prefunded Warrants being sold in this offering or the Common Warrants being sold in the concurrent Private Placement.

There is no established public trading market for the Prefunded Warrants being offered in this offering or the Common Warrants being sold in the concurrent the Private Placement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Prefunded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Prefunded Warrants and Common Warrants will be limited.

Any holder of a Prefunded Warrant or Common Warrant will have no rights as a holder of our common stock until such holder exercises such warrant and acquires our common stock.

Until the holder of any Prefunded Warrant or Common Warrant exercises such warrant and acquires shares of our common stock, such holder will have no rights with respect to the shares of our common stock underlying such warrant. Upon exercise of such Prefunded Warrant or Common Warrant, the holder will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

A significant holder or beneficial holder of our common stock may not be permitted to exercise the Prefunded Warrant or Common Warrant that it holds.

A holder of the Prefunded Warrants and/or Common Warrants will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 4.99% or 9.99%, as determined by the investor, of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the respective warrant and subject to such holder’s rights under such warrant to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to us. As a result, a holder may not be able to exercise its Prefunded Warrants or Common Warrants for shares of our common stock at a time when it would be financially beneficial for such holder to do so. In such a circumstance, a holder could seek to sell its Prefunded Warrants or Common Warrants to realize value, but it may be unable to do so in the absence of an established trading market.

Sales of a substantial number of our shares in the public market could cause our stock price to fall.

We may issue and sell additional shares in the public markets, including during this offering. As a result, a substantial number of our shares may be sold in the public market. Sales of a substantial number of our shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our shares and impair our ability to raise capital through the sale of additional equity securities.

If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our mining machines on acceptable terms, or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.

As part of the development of our cryptocurrency mining operations, we have engaged several companies to host our machines at various cryptocurrency mining facilities (or sites). Securing these sites on terms acceptable to our management team may not occur within our timing expectations or at all. Although we have entered into agreements with to provide hosting services, our inability to secure sites for our Bitcoin miners could adversely impact the anticipated timing of our buildout phase and therefore the time by which we are able to expand our operations. Further, in the event we are required to relocate our machines to a replacement site, our operations may be disrupted. For example, during June 2024, we entered into a new hosting agreement with Arthur Digital Assets, Inc. Accordingly, effective July 12, 2024, approximately 2,900 machines were installed and deployed at a new site hosted by Arthur, and an addition approximately 1,000 machines were moved to a warehouse for redeployment.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock or Prefunded Warrants in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

We will likely require additional financing within the next twelve months in order to expand our operations, and we may not be able to obtain financing on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

Our ability to operate profitably and pursue our growth plans is dependent upon, among other things, generating sufficient revenue from our operations and, when and if needed, obtaining financing. In order to generate sufficient revenues to operate and/or expand our business, we will likely be required to raise additional capital during the next 12 months to fund operating deficits (if applicable) and to acquire additional mining machines and hosting capacity, including through equity or debt financings, which may not be available to us on favorable terms, or at all. Our ability to obtain capital through sales of Bitcoin would also be impacted by declines in the price of Bitcoin. We have raised capital to finance our strategic growth of our business through public offerings of our common stock and private debt financings, and we expect to need to raise additional capital through similar public offerings, private placements, or debt financings to finance the completion of current and future expansion initiatives. Utilizing those sources may be more challenging in the current financial market conditions, in particular where trading volume is diminished. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely impact our existing operations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholder ownership interest in the Company may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect rights as a stockholder. Debt and equity financings, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as redeeming our shares of common stock, making investments, incurring additional debt, making capital expenditures or declaring dividends.

You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell our common stock or other securities convertible into or exchangeable for our common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our common stock or other securities in the future could have rights superior to existing shareholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of our shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional common stock or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our common stock, may result in significant dilution to our shareholders and may decrease our stock price.

As a result of price-based antidilution provisions included in certain outstanding warrants of the Company, the exercise price of currently outstanding warrants to purchase an aggregate of 1,187,108 shares of Company common stock will be reduced from the current exercise price of $30 per share to a price that will equal the price per common share sold in this offering (or, if lower, the lowest volumed-weighted average price of the Company’s common stock on any trading day during the five trading-day period following the public announcement of this offering). Of these warrants, warrants to purchase an aggregate of 843,833 of shares of the Company’s common stock are held by an entity owned by our Chief Executive Officer and Chief Financial Officer.

Our common stock may become the target of a “short squeeze.”

In recent years, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Use of Proceeds

We estimate that the net proceeds from the sale of shares in this offering will be approximately $2.2 million, after deducting placement agent and financial advisor fees and commissions as well as our estimated expenses related to the offering. This estimate excludes the proceeds, if any, from the sale or the exercise of the Common Warrants sold in the Private Placement concurrently with this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, developing and/or acquisition of hosting sites, and funding the purchase of additional bitcoin mining machines.

Our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Description of Securities We Are Offering

Description of common stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Prefunded Warrants

In this offering, we are selling Prefunded Warrants to purchase up to 590,185 shares of common stock. The Prefunded Warrants are being sold at a price of $2.9799 per Prefunded Warrant, which is equal to the offering price per share of common stock less $0.0001. The Prefunded Warrants will be exercisable immediately following the date of issuance.

The following is a brief summary of certain terms and provisions of the Prefunded Warrants being sold in this offering and is subject in all respects to the provisions contained in the Prefunded Warrants.

Exercisability. The Prefunded Warrants will be exercisable immediately following the date of issuance, and at any time thereafter in perpetuity. The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. At any time, the Prefunded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Prefunded Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Prefunded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Exercise Limitation. A holder will not have the right to exercise any portion of the Prefunded Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Prefunded Warrants have an exercise price of $0.0001 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Prefunded Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Prefunded Warrants without regard to any limits on exercise contained in the Prefunded Warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Prefunded Warrant.

Transferability. Subject to applicable laws, the Prefunded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Prefunded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Prefunded Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Prefunded Warrants with the same effect as if such successor entity had been named in the Prefunded Warrant itself. Following such fundamental transaction, the holders of the Prefunded Warrants will be entitled to receive upon exercise of the Prefunded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prefunded Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Prefunded Warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Prefunded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Prefunded Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Prefunded Warrant.

Private Placement Transaction

In the concurrent Private Placement, we are selling Common Warrants consisting of: (i) Series A Common Warrants to purchase up to 868,185 shares of common stock and (ii) Series B Common Warrants to purchase up to 868,185 shares of common stock. The Series A Common Warrants have a term of five years and an exercise price of $2.98 per share. The Series B Common Warrants have a term of two years and an exercise price of $2.98 per share. Each of the Series A Common Warrants and the Series B Common Warrants will be exercisable upon the Stockholder Approval Date.

The Common Warrants are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, the purchasers in this offering may only sell the Common Warrants and the shares of our common stock issued upon the exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We have agreed to file a registration statement to register the resale of shares of our common stock issuable upon the exercise of the Common Warrants no later than 30 calendar days after August 16, 2024, or September 15, 2024, and to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days following August 16, 2024, or October 15, 2024 (or, in the event of a “full review” by the SEC, 90 calendar days following August 16, 2024, or November 14, 2024), and to maintain such effectiveness until no holder of the shares of common stock issuable upon the exercise of the Common Warrants owns any such shares.

Description of Common Warrants

The following is a brief summary of certain terms and provisions of the Common Warrants being sold in the Private Placement and is subject in all respects to the provisions contained in the Common Warrants.

Exercisability. The Common Warrants will be exercisable on the Stockholder Approval Date on which the stockholders of the Company approve the issuance of all of the Common Warrants and the shares of common stock issuable upon the exercise of the Common Warrants (the “Stockholder Approval”). We are required to hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the date of closing of the Private Placement for the purpose of obtaining Stockholder Approval. If we are unable to obtain such Stockholder Approval at the first meeting, we will call a meeting every 120 thereafter to seek Stockholder Approval until the earlier of the Stockholder Approval Date or the Common Warrants are no longer outstanding. The Series A Common Warrants will be exercisable until the fifth anniversary of the Stockholder Approval Date, and the Series B Common Warrants will be exercisable until the second anniversary of the Stockholder Approval Date. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. If, at the time of exercise a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Common Warrants have an exercise price of $2.98 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. Further, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of any shares of common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect, then the exercise price of the Common Warrants will be reduced to such price. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Common Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Common Warrants without regard to any limits on exercise contained in the Common Warrants.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. Following such fundamental transaction, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Common Warrants.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Common Warrant.

Plan of Distribution

Maxim Group LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated August 16, 2024. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement directly with an investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. The placement agent is also acting as placement agent for the concurrent private placement. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay to Maxim Group LLC a cash fee of 7.5% of the aggregate purchase price of our securities sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Prefunded Warrant	Total
Offering price (1)	$2.98	$2.9799	$2,587,132
Placement agent’s fees (2)	$0.22	$0.2235	$194,035
Proceeds, before expenses, to us (3)	$2.76	$2.7564	$2,393,097

(1)	The purchase price of the Prefunded Warrants is $2.9799 per warrant, which is $0.0001 less than the per share purchase price of $2.98.
(2)

Includes a cash fee of up to 7.5% of the aggregate gross proceeds in this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information on placement agent compensation.

(3)	The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the issuance or the exercise of any of the Common Warrants.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $160,000, which includes up to $60,000 of legal fees and expenses that we have agreed to reimburse Maxim Group LLC in connection with this offering.

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by any of the placement agent or by an affiliate of such placement agent. Other than this prospectus supplement and the accompanying prospectus, the information on a placement agent’s website and any information contained in any other website maintained by a placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LMFA.”

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal Matters

Certain legal matters with respect to the common stock offered hereby will be passed upon by Foley & Lardner LLP, Tampa, Florida. Thompson Hine LLP, New York, New York, is acting as counsel to the placement agent in connection with this offering.

Experts

MaloneBailey LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statements. Our financial statements are incorporated by reference in reliance on MaloneBailey LLP’s reports, given on its authority as an expert in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.lmfunding.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the completion or termination of this offering:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April  1, 2024, as amended by Amendment No. 1 to our Annual Report on Form 10-K, as filed with the SEC on April 29, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, as filed with the SEC on May 15, 2024, and June 30, 2024, as filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed on March 8, 2024, March 27, 2024, April 29, 2024, June 12, 2024, July 16, 2024 (Item 5.02 only), and August 12, 2024 (Items 1.01 and 2.03 only);

•	the description of our common stock in Exhibit 4.3 of our Form 10-K filed on April 1, 2024, including any other amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before we terminate the offering under this prospectus supplement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement, at no cost, by oral or written request directed to us at the following address or telephone number:

LM Funding America, Inc.

1200 Platt Street

Suite 1000, Tampa, FL 33606

(813) 222-8996

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

LM FUNDING AMERICA, INC.

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on The NASDAQ Capital Market under the symbol “LMFA.” On July 20, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.11 per share.

As of July 20, 2021, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $21,309,000, based on an aggregate of 5,414,295 shares of common stock outstanding, of which 5,184,714 shares were held by non-affiliates, and a per share price of $4.11, the closing price of our common stock on July 20, 2021, as reported on The NASDAQ Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 5 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2021.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” “LMFA” or “LM Funding” refer to LM Funding America, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $150,000,000. This prospectus provides you with a general description of those securities we may offer.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and/or other offering material. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should only rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted for such person to make such an offering or solicitation.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any supplement to this prospectus and/or any other offering material, and the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of its respective date.  Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, competition to acquire such receivables, our dependence upon third party law firms to service our accounts, our ability to obtain funds to purchase receivables, ability to manage growth or declines in the business, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, the impact of class action suits and other litigation, our ability to keep our software systems updated to operate our business, our ability to employ and retain qualified employees, our ability to establish and maintain internal accounting controls, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, and negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, as well as other factors including, but not limited to:

•	our ability to retain the listing of our securities on the Nasdaq Capital market,

•	our ability to purchase defaulted consumer receivables at appropriate prices,

•	competition to acquire such receivables,

•	our dependence upon third party law firms to service our accounts,

•	our ability to obtain funds to purchase receivables,

•	our ability to manage growth or declines in the business,

•	changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables,

•	the impact of class action lawsuits and other litigation on our business or operations,

•	our ability to keep our software systems updated to operate our business,

•	our ability to employ and retain qualified employees,

•	our ability to establish and maintain internal accounting controls,

•	changes in the credit or capital markets,

•	changes in interest rates,

•	deterioration in economic conditions,

•	negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire,

•	the spread of the novel coronavirus (COVID-19), its impact on the economy generally and, more specifically, the specialty finance industry, and

•	other factors set forth under “Risk Factors” in this report.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

LM Funding America, Inc. (“we”, “our”, “LMFA”, or the “Company”) is a specialty finance company that is engaged primarily in the business of providing funding to nonprofit community associations, with a focus on associations in the State of Florida. We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments. Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts. In addition to our original product offering, we also purchase Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program. In addition to the foregoing business, we are exploring other specialty finance business opportunities that are complementary to or that can leverage our historical business.

Specialty Finance Company

We purchase an Association’s right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum that an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount”. Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under our New Neighbor Guaranty program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables. We intend to leverage our proprietary software platform, as well as our industry experience and knowledge gained from our original line of business, to expand the New Neighbor Guaranty program in certain situations and to potentially develop other new products in the future.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Specialty Finance Products

Original Product

Our original product relies upon Florida statutory provisions that effectively protect the principal amount invested by us in each Account. In particular, Section 718.116(1), Florida Statutes, makes purchasers and sellers of a unit in an Association jointly and severally liable for all past due assessments, interest, late fees, legal fees, and costs payable to the Association. As discussed above, the Florida Statutes grants to Associations a so-called “super lien”, which is a category of lien that is given a statutorily higher priority than all other types of liens other than property tax liens. The amount of the Association’s priority over a first mortgage holder that takes title to a property through foreclosure (or deed in lieu), referred to as the Super Lien Amount, is limited to twelve months’ past due assessments or, if less, one percent (1.0%) of the original mortgage amount. Under our contracts with Associations for our original product, we pay Associations an amount up to the Super Lien Amount for the right to receive all collected interest and late fees on Accounts purchased from the Associations.

In other states in which we have offered our original product, which are currently only in Washington, Colorado and Illinois, we rely on statutes that we believe are similar to the above-described Florida statutes in relevant respects. A total of approximately 22 U.S. states, Puerto Rico and the District of Columbia have super lien statutes that give Association assessments super lien status under some circumstances, and of these states, we believe that all of these jurisdictions other than Alaska have a regulatory and business environment that would enable us to offer our original product to Associations in those states on materially the same basis.

New Neighbor Guaranty

In 2012, we developed a new product, the New Neighbor Guaranty, wherein an Association assigns substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payments in an amount equal to the regular ongoing monthly or quarterly assessments for delinquent units when those amounts would be due to the Association. We assume both the payment and collection obligations for these assigned Accounts under this product. This simultaneously eliminates an Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed assessment payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the product enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Before we implement the New Neighbor Guaranty program for an Association, the Association typically asks us to conduct a review of its accounts receivable. After we have conducted the review, we inform the Association which Accounts we are willing to purchase and the terms of such purchase. Once we implement the New Neighbor Guaranty program, we begin making scheduled payments to the Association on the Accounts as if the Association had non-delinquent residents occupying the units underlying the Accounts. Our New Neighbor Guaranty contracts typically allow us to retain all collection proceeds on each Account other than special assessments and accelerated assessment balances. Thus, the Association foregoes the potential benefit of a larger future collection in exchange for the certainty of a steady stream of immediate payments on the Account.

Corporate and other Information

LM Funding America, Inc. was organized as a Delaware corporation on April 20, 2015. LMFA was formed for the purpose of completing a public offering and related transactions in order to carry on the business of LM Funding, LLC and its subsidiaries. LMFA is the sole member of LM Funding, LLC and operates and controls all of its business and affairs. LM Funding, LLC a Florida limited liability company organized in January 2008 under the terms of an Operating Agreement dated effective January 8, 2008 as amended, had two members: BRR Holding, LLC and CGR 63, LLC. The members contributed their equity interest to LMFA prior to the closing of its initial public offering.

Our principal offices are located at 1200 Platt Street, Suite 1000, Tampa, Florida 33606, and our telephone number is (813) 222-8996. Our website address is https://www.lmfunding.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

Under this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. We will describe the use of the net proceeds from sales of the securities made using a prospectus supplement in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock. Because it is a summary, it may not contain all of the information that may be important to you. For a complete description of the matters set forth in this section, entitled “Description of Capital Stock,” you should refer to our certificate of incorporation, as amended (the “certificate of incorporation”), and our bylaws (the “bylaws”), and to the applicable provisions of Delaware law. We are authorized under our certificate of incorporation to issue up to 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated as to series.

As of June 30, 2021, we had 5,414,295 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We will disclose in an applicable prospectus supplement the number of shares of common stock and preferred stock then outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a single class.

No Preemptive or Similar Rights

No shares of common stock will be subject to redemption or have preemptive rights to purchase additional shares of common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock.

Dividend Rights

The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

Right to Receive Liquidation Distributions

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights, will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of Incorporation, we are currently authorized to designate and issue up to 5,000,000, shares of preferred stock, $0.001 par value per share. Our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation, preferences, sinking fund terms, and the number of shares constituting any series.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Warrants

As of June 30, 2021, the Company had outstanding warrants to purchase up to an aggregate of 391,900 shares of Common Stock at an average exercise price of $4.42 per share. Such outstanding warrants outstanding will expire as follows: 28,600 warrants on October 31, 2023, 25,000 warrants on May 1, 2025, 338,300 warrants on August 17, 2025, , and are subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like. Such outstanding warrants also include a full-ratchet anti-dilution exercise price adjustment upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions..

Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Delaware law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions, each described further below, could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common or preferred stock.

In our certificate of incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law, or DGCL, which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”

Classified Board of Directors

Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Requirements for Advance Notification of Shareholder Proposals and Nomination of Directors

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. Our bylaws also specify the form and content of a stockholder’s notice. These provisions could make the proposal of business by our shareholders, including the nomination of directors to replace incumbent directors, more time consuming and difficult.

Board of Directors Size and Vacancies

Under our bylaws, our board of directors has the power to set the size of the board. Additionally, any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors, even if less than a quorum. The ability to increase or decrease the size of the board of directors, and to fill any vacancies resulting from any such enlargement, could make it more difficult for a third party to acquire control of us.

No Cumulative Voting

DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation does not provide for cumulative voting.

Trading

Our common stock is listed on the NASDAQ Capital Market under the symbol “LMFA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598; telephone (212) 828-8436.

DESCRIPTION OF WARRANTS

Warrants

We may issue warrants that entitled the holder to purchase preferred stock, common stock or other securities. Warrants may be issued independently or together with preferred stock, common stock, or other securities offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and other than the common stock, which is listed on The NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by MaloneBailey, LLP, our independent registered public accounting firm, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, https://www.lmfunding.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 (as filed on March 31, 2021) and its Amendment No. 1 (as filed on April 30, 2021);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, (as filed on May 14, 2021);

•	our Current Reports on Form 8-K filed on January 8, 2021, January 25, 2021, January 29, 2021, February 11, 2021, February 16, 2021, March 3, 2021, May 6, 2021, and May 14, 2021; and

•

the description of our common stock contained in the Registration Statement on Form S-1 filed on June 25, 2015, and any amendments or reports filed for the purposes of updating such description; in the bylaws filed with the Registration Statement on Form S-1 filed on June 25, 2015, as Exhibit 3.2; in the certificate of incorporation, as amended, filed with the SEC on October 16, 2018, as Exhibit 3.1 to the Form 8-K/A; and in the certificate of amendment to the certificate of incorporation filed with the SEC on May 6, 2021, as Exhibit 5.03 to the Form 8-K; and in our Annual Report on Form 10-K, including Exhibit 3.1 and 3.2 thereto, filed with the SEC on March 31, 2021, and its Amendment No. 1 filed with the SEC on April 30, 2021, and any amendment that we may file in the future for the purpose of updating the description of our common stock.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by oral or written request directed to us at the following address or telephone number:

LM Funding America, Inc.

1200 Platt Street

Suite 1000, Tampa, FL 33606

(813) 222-8996

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

278,000 Shares of Common Stock

590,185 Prefunded Warrants to Purchase up to 590,185 Shares of Common Stock

590,185 Shares of Common Stock Underlying the Prefunded Warrants

LM Funding America, Inc.

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

August 16, 2024